EXHIBIT 99.1

HALIFAX CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of Halifax Corporation’s (the “Company”) Quarterly Report on Form 10-Q for the period ending December 31, 2002 with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles L. McNew, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my belief and knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles L. McNew Charles L. McNew Chief Executive Officer

Date:  February 13, 2003